UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): October 13, 2021

ACE Convergence Acquisition Corp.

(Exact name of Registrant as specified in its charter)

Cayman Islands	001-39406	N/A
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1013 Centre Road, Suite 403S Wilmington, Delaware	19805
(Address of principal executive offices)	(Zip Code)

(302) 633-2102

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-half of one redeemable Warrant	ACEVU	The Nasdaq Stock Market LLC
Class A ordinary share, $0.0001 par value per share	ACEV	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole Warrant exercisable for one Class A ordinary share at an exercise price of $11.50	ACEVW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 13, 2021, Sunny Siu informed ACE Convergence Acquisition Corp. (the "Company") of his decision to resign from the board of directors of the Company and as President of the Company, effective as of October 13, 2021. Mr. Siu had served as a member of the Company’s board of directors since July 2020, and as President of the Company since May 2020. Mr. Siu’s resignation was not the result of any disagreement with the Company on any matter related to the Company’s operations, policies or practices.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 14, 2021

ACE Convergence Acquisition Corp.

/s/ Behrooz Abdi
Name:	Behrooz Abdi
Title:	Chief Executive Officer